Exhibit 10.2

GUARANTY OF LEASE

THIS GUARANTY, made and entered into as of the 6th day of January, 2015 by and between AAC Holdings, Inc. (hereinafter referred to as “Guarantor”), and CV Brentwood Properties, LLC (hereinafter referred to as “Landlord”).

W I T N E S S E T H

WHEREAS, American Addiction Centers, Inc. (hereinafter referred to as “Tenant”), is desirous of entering into the Lease hereinafter mentioned, as Tenant, and

WHEREAS, Guarantor has requested Landlord to enter into that certain lease (hereinafter referred to as the “Lease”) attached hereto as Exhibit “A” and made a part hereof with Tenant, as Tenant, of the premises described therein, and

WHEREAS, Landlord has refused to enter into the Lease unless Guarantor guarantees the Lease in the manner hereinafter set forth;

WHEREAS, Guarantor acknowledges that Landlord’s entering into the Lease will confer significant financial, business and other benefits on Guarantor;

NOW THEREFORE, to induce Landlord to enter into the Lease, which Lease is dated this day and is being executed simultaneously herewith, Guarantor hereby agrees:

Subject to the provisions hereof, Guarantor unconditionally guarantees to Landlord and the successors and assigns of Landlord the full and punctual payment, performance and observance by Tenant of all the terms, covenants and conditions in the Lease contained on Tenant’s part to be kept, performed or observed. This guaranty shall include any liability of Tenant that shall accrue under the Lease for any period preceding as well as any period following the term specified in the Lease.

(a) If, at any time, default shall be made by Tenant in the performance or observance of any of the terms, covenants or conditions in the Lease contained on Tenant’s part to be kept, performed or observed, Guarantor will keep, perform and observe the same, as the case may be, in the place and stead of Tenant.

(b) This is a guaranty of payment and performance and not of collection. Guarantor’s obligations hereunder are independent of the obligations of Tenant and a separate action or actions for payment, damages or performance may be brought and prosecuted against Guarantor, whether or not an action is brought against Tenant, whether or not Tenant be joined in such action or actions and whether or not notice be given or demand be made upon Tenant. Landlord shall not be required to pursue any other remedies before invoking the benefits of this guaranty.

1. Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

2. The obligations of Guarantor hereunder shall not be released by Landlord’s receipt, application or release of security given for the performance and observance of the terms, covenants and conditions in the Lease contained on Tenant’s part to be performed or observed; nor by any modification of the Lease.

3. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditors, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the National Bankruptcy Act or other status or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatsoever of the liability of Tenant under the Lease; (g) any action of Landlord permitted hereunder; (h) any right or power of Tenant or anyone else to assert any claim or defense as to the invalidity or unenforceability of the Lease; or (i) the assignment by Landlord of its interest in the Lease.

4. Until all covenants and conditions in the Lease on Tenant’s part to be performed and observed are fully performed and observed, Guarantor (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor; (b) waives any right to enforce any remedy that Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder.

5. This guaranty shall apply to the Lease, any extension or renewal thereof and to any holdover term following the term thereby granted or any extension or renewal thereof.

6. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

7. This guaranty shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee. Whenever possible, each provision of this guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this guaranty.

8. Guarantor agrees to pay any and all reasonable attorney’s fees and other expenses Landlord incurs in enforcing any of the obligations of Guarantor hereunder.

9. No delay or failure on the part of the Landlord in the exercise of any right of remedy shall operate as a waiver thereof, and no single or partial exercise by Landlord of any right or remedy herein shall preclude other or further exercise thereof or the exercise of any other right or remedy whether contained herein or in the Lease.

10. All notices, requests, demands and other communications required or permitted to be given hereunder to Guarantor shall be sufficiently given if in writing and delivered in person or sent by United States certified mail, return receipt requested, postage prepaid, at the address set forth below or at such other address as Guarantor shall have provided Landlord in writing. Any such notice, request, demand or other communication by mail shall be deemed received on the date appearing on the return receipt therefor. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received by Landlord shall constitute receipt of the notice, request, demand or other communication sent. Notices, requests, demands and other communications to Landlord shall be given as provided in the Lease.

IN WITNESS WHEREOF, Guarantor has hereunto set its hand and seal as of the day and year first above written.

Guarantor:

AAC Holdings, Inc.

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Chairman and Chief Executive Officer
Date:	January 6, 2015

GUARANTOR’S ADDRESS:

115 East Park Drive, 2nd Floor

Brentwood, TN 37027

Attn: Michael T. Cartwright and Kathryn Sevier Phillips

The within and foregoing guaranty is hereby accepted as of the day and year first above written.

Accepted By Landlord:

CV Brentwood Properties, LLC

By:	/s/ Thomas F. Corcoran
	Name:	Thomas F. Corcoran
	Title:	President

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